Exhibit 99.1

                       DALIAN F.T.Z HUIMING TRADE CO., LTD

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

                                TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm                      F-1

 Balance Sheets                                                              F-2

 Statements of Income                                                        F-3

 Statements of Cash Flows                                                    F-4

 Statements of Stockholders'  Equity                                         F-5

Notes to Financial Statements                                         F-6 - F-15

MORGENSTERN, SVOBODA & BAER, CPA's, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MORGENCPA@CS.COM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Dalian F.T.Z Huiming Trade Co., Ltd

We have audited the accompanying balance sheets of Dalian F.T.Z Huiming Trade Co., Ltd as of December 31, 2007 and 2006, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2007. Dalian F.T.Z Huiming Trade Co., Ltd's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dalian F.T.Z Huiming Trade Co., Ltd as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

Morgenstern, Svoboda & Baer CPA's P.C.
Certified Public Accountants

New York, N.Y.
April 10, 2008

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                                 BALANCE SHEETS
                  AS OF DECEMBER 31, 2007 AND DECEMBER 31,2006

                                    ASSETS                             12/31/2007     12/31/2006
                                                                       ----------     ----------
Current Assets
Cash and cash equivalents                                             $    34,828    $   736,032
Accounts receivable, net                                                8,608,600      6,520,830
Other receivable                                                          389,427        240,550
Inventory                                                               5,770,841      8,181,794
Trade deposits                                                            988,484      1,064,289
Prepaid expenses and taxes                                                     --        410,112
                                                                      -----------    -----------
Total Current Assets                                                   15,792,180     17,153,607

Property & equipment, net                                                   1,104            118
Total Assets                                                          $15,793,284    $17,153,725
                                                                      ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable                                                         $ 1,165,182    $ 3,842,705
Accounts payable and accrued expenses                                   5,017,807      6,851,945
Customer deposits                                                       1,457,807             --
Income tax payable                                                        202,474        180,669
Due to related parties                                                  2,016,196      3,031,387
Other payables                                                            468,814        787,242
                                                                      -----------    -----------
Total Current Liabilities                                              10,328,280     14,693,948
                                                                      -----------    -----------

Stockholders' Equity

Registered capital                                                      1,865,040      1,865,040
Statutory reserve                                                         502,697         92,538
Other comprehensive income                                                329,039         61,310
Retained earnings                                                       2,768,228        440,889
                                                                      -----------    -----------
Total Stockholders' Equity                                              5,465,004      2,459,777
                                                                      -----------    -----------
Total Liabilities and Stockholders' Equity                            $15,793,284    $17,153,725
                                                                      ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                              STATEMENTS OF INCOME
                   FOR YEARS ENDING DECEMBER 31, 2007 AND 2006

                                                                      2007            2006
                                                                      ----            ----
Sales, net                                                       $ 40,249,147     $ 24,480,297

Cost of sales                                                      34,620,384       22,359,362
                                                                 ------------     ------------
Gross profit                                                        5,628,763        2,120,935

General and administrative expenses                                 1,115,642          674,542
                                                                 ------------     ------------
Income from operations                                              4,513,121        1,446,393
                                                                 ------------     ------------

Other (Income) Expense
Interest (income)                                                      (4,162)         (31,180)
Interest expense                                                      431,015          648,440
Other expense                                                             450          320,046
                                                                 ------------     ------------
Total Other (Income) Expense                                          427,303          637,306
                                                                 ------------     ------------
Income before income taxes                                          4,085,818          809,087

Provision for income taxes                                          1,348,320          266,999
                                                                 ------------     ------------
Net income                                                       $  2,737,498     $    542,088
                                                                 ============     ============

                        Statement of Comprehensive Income

Net income                                                       $  2,737,498          542,088
Foreign currency translation adjustment                               267,729           61,310
                                                                 ------------     ------------
Comprehensive income                                             $  3,005,227     $    603,398
                                                                 ============     ============

   The accompanying notes are an integral part of these financial statements.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                            STATEMENTS OF CASH FLOWS
                   FOR YEARS ENDED DECEMBER 31, 2007 AND 2006

                                                                         2007            2006
                                                                         ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                           $ 2,737,498     $   542,088
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation                                                                 388             137
Provision for bad debts                                                    7,060          30,752
(Increase) / decrease in assets:
Accounts receivables                                                  (2,094,830)     (2,945,441)
Inventory                                                              2,410,953      (4,224,582)
Prepaid expense                                                          410,112        (358,909)
Other receivable and advances                                            (73,072)      5,264,149
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses                                 (1,834,138)      2,287,750
Customer deposits                                                      1,457,807              --
Due to related parties                                                (1,015,191)     (3,031,387)
Other payables                                                          (318,428)       (609,074)
Income taxes payable                                                      21,805         180,669
                                                                     -----------     -----------
Total Adjustments                                                     (1,027,534)     (3,405,936)
                                                                     -----------     -----------

Net cash provided/(used) by operating activities                       1,709,964      (2,863,848)
                                                                     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment                                          (1,374)             --
                                                                     -----------     -----------
Net cash used by investing activities                                     (1,374)             --
                                                                     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Notes payable, net                                                    (2,677,523)     (2,382,394)
                                                                     -----------     -----------

Net cash  used by financing activities                                (2,677,523)     (2,382,394)
                                                                     -----------     -----------

Effect of exchange rate changes on cash and cash equivalents             267,729          61,310

Net change in cash and cash equivalents                                 (701,204)     (5,184,932)
Cash and cash equivalents, beginning balance                             736,032       5,920,964
                                                                     -----------     -----------
Cash and cash equivalents, ending balance                            $    34,828     $   736,032
                                                                     ===========     ===========

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments                                                  $ 1,326,515     $    64,525
                                                                     ===========     ===========
Interest payments                                                    $   431,015     $   348,440
                                                                     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

                                                          Other                                           Total
                                          Registered   Comprehensive     Statutory      Retained      Stockholders'
                                           Capital        Income          Reserve       Earnings         Equity
                                         ===========    ===========     ===========    ===========     ===========
Balance December 31, 2005                $ 1,865,040    $        --     $        --    $    (8,661)    $ 1,856,379

Foreign currency translation
adjustments                                                  61,310                                         61,310

Transfer to statutory reserve                                                92,538        (92,538)             --
Income for the year end
December 31, 2006                                                                          542,088        542,088
                                         -----------    -----------     -----------    -----------     -----------

Balance December 31, 2006                  1,865,040         61,310          92,538        440,889       2,459,777
                                         -----------    -----------     -----------    -----------     -----------
Foreign currency translation                                267,729                                        267,729
adjustments

Transfer to statutory reserve                                               410,159       (410,159)             --
Income for the yrear ended
December 31, 2007                                                                        2,737,498      2,737,498

Balance December 31, 2007                $ 1,865,040    $   329,039     $   502,697    $ 2,768,228     $ 5,465,004
                                         ===========    ===========     ===========    ===========     ===========

    The accompanying notes are an integral part of these financial statements

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 1 - ORGANIZATION

Dalian F.T.Z. Huiming Trade Co., LTD (the "Company") obtained its business license on July 31, 2001. The Company is in the business of international and domestic trade in the purchase and wholesale distribution of grain, principally, corn, soybeans and wheat. As of December 31, 2007, the owners are Mr. Peng Huang (46.7%), Mr. Xinbo Huang (3.9%), and Reilong Group (49.4%).

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi, however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

Translation Adjustment

As of December 31, 2007 and December 31, 2006, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi ("CNY"). Such financial statements were translated into U.S. Dollars ("USD") in accordance with Statement of Financial Accounts Standards No. 52, "Foreign Currency Translation" ("SFAS No. 52"), with the CNY as the functional currency. According to SFAS No. 52, all assets and liabilities were translated at the current exchange rate, stockholders equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income," as a component of shareholders' equity. Transaction gains and losses are reflected in the income statement.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $25,603 and $30,752 as at December 31, 2007 and December 31, 2006, respectively.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of December 31, 2007 and December 31, 2006 inventory consisted of finished goods valued at $ 5,770,891 and $ 8,181,794 respectively.

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

               Office Equipment                      5 years

As of December 31, 2007 and 2006 Property, Plant & Equipment consist of the following:

                                                   2007        2006
                                                   ----        ----
         Office equipment                        $ 2,096     $   722
                                                 -------     -------

         Accumulated depreciation                   (992)       (604)
                                                 -------     -------
                                                 $ 1,104     $   118
                                                 =======     =======

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS
144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2007 there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin ("SAB") 104, "Revenue Recognition." Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Basic and Diluted Earnings per Share

Earnings per share are calculated in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Statement of Cash Flows

In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information," requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Recent Accounting Pronouncements

On February 16, 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments." SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140." SFAS No. 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In September, 2006, FASB issued SFAS No. 157, "Fair Value Measurements." This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS No. 158"). SFAS No. 158 improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

      a.    A brief description of the provisions of this Statement
      b.    The date that adoption is required
      c. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 ("SAB 108"). SAB 108 was issued to provide interpretive guidance on how the effects of the carryover reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provisions of SAB 108 are effective for the Company for its December 31, 2006 year-end. The adoption of SAB 108 had no impact on the Company's consolidated financial statements.

In February, 2007, FASB issued SFAS 159, `The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The management is currently evaluating the effect of this pronouncement on financial statements.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 3 - TRADE & CUSTOMER DEPOSITS

Advance to suppliers represents payments to suppliers for payments of finished goods. As of December 31, 2007 and December 31, 2006, the Company had paid $988,484 and $1,064,289, respectively, as advances to suppliers. Deposits from customers represent advances from customers for purchases. As of December 31, 2007 and 2006, the Company had received $1,457,807 and $0, respectively.

Note 4- NOTES PAYABLE

The following summarizes the notes payable as of December 31, 2007 and December 31, 2006..

                                                                          12/31/07       12/31/06
                                                                          --------       --------
Changtu Jinjia Grain Depot Co., LTD (1)                                  $1,165,182             --
Term of note calls for interest at 5.31% with principal due 6 months from March 2007

China Merchant Bank (1)                                                          --     $1,921,353
Term 11/19/06 - 5/9/07 with interest rate of 5.58%

China Merchant Bank (1)                                                          --     $  896,631
Term 12/29/06 - 6/29/07 with an interest rate of 5.58%

China Merchant Bank (1)                                                          --     $1,024,721
Term 12/28/06 - 6/28/07 with an interest rate of 5.58%

Total Short Term Notes                                                   $1,165,182     $3,842,705
                                                                         ==========     ==========

(1) Notes held by China Merchant Bank are collateralized with pledged soybean inventory. The note held by Changtu Jinjia Grain Depot Co., LTD. is not collateralized.

Note 5 - COMPENSATED ABSENCES

Regulation 45 of the local labor law of the People's Republic of China ("PRC") entitles employees to annual vacation leave after 1 year of service. In general, all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 6 - INCOME TAXES

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax ("EIT") is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.

      The following is a reconciliation of income tax expense:

      12/31/2007                             International    Total
                                             -------------  ----------
      Current                                 $1,348,320    $1,348,320
      Deferred                                        --            --
                                              ----------    ----------
      Total                                   $1,348,320    $1,348,320
                                              ==========    ==========

      12/31/2006                             International    Total
                                             -------------  ----------
      Current                                 $  266,999    $  266,999
      Deferred                                        --            --
                                              ----------    ----------
      Total                                   $  266,999    $  266,999
                                              ==========    ==========

Note 7 - COMMITMENTS & CONTINGENCIES

The Company utilizes storage space of a related party on a month to month basis. For the years ended December 31, 2007 and December 31, 2006, rent expense was $593,906 and $308,546, respectively. The Company had guarantee arrangements for two related parties through two PRC banks. These guarantees extend through October 2008. The value of the sponsion at December 31, 2007 totaled $5,668,266.

Note 8 - STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital. Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2007 and December 31, 2006, the Company had allocated $502,697 and $92,538, respectively, to these non-distributable reserve funds.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 9 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders' equity, at December 31, 2007 and 2006, are as follows:

                                     Foreign Currency        Accumulated Other
                                  Translation Adjustment    Comprehensive Income
                                  ======================    ====================
Balance at December 31, 2005            $       --                $       --
Change for 2006                             61,310                    61,310
                                        ----------                ----------
Balance at December 31, 2006                61,310                    61,310
Change for 2007                            267,729                   267,729
Balance at December 31, 2007            $  329,039                $  329,039
                                        ==========                ==========

Note 10 - CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 11 - MAJOR CUSTOMERS AND CREDIT RISK

Four customers accounted for more than 10% of the Company's accounts receivable. At December 31, 2007 and 2006, they accounted for 64% and 69%, respectively, of accounts receivable. At December 31, 2007, 2 vendors comprised more than 75% of the Company's accounts payable. At December 31, 2006, 4 vendors comprised more than 85% of accounts payable.

Four customers accounted for 64% of the Company's sales at December 31, 2007. Three customers accounted for 63% of the Company's sales at December 31, 2006. At December 31, 2007, four vendors accounted for 85% of purchases while at December 31, 2006, 2 vendors accounted for 74% of purchases.

Note 12 - RELATED PARTIES

The Company's financial statements reflect balances due to related parties. At December 31, 2007 and 2006, the balance due was $2,016,196 and $3,031,387, respectively.

Note 13 - SUBSEQUENT EVENTS

In February 2008, the Company entered into an agreement with a related party to transfer certain assets totaling $1,185,475 and certain liabilities totaling $1,305,547 over to the related party within three months. The net effect is a payment by the Company to a related party of $120,072.

The Company is currently occupying office space of a related party. During the years ended December 31, 2007 and 2006, this space was provided at no cost. The Company will commence paying office rent to the related party beginning in 2008.